Exhibit 10.4

FORM OF

UNITED ROOSEVELT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This United Roosevelt Savings Bank Supplemental Executive Retirement Plan (“Plan”) is adopted as of this ____ day _________, 2026 (the “Effective Date”) by United Roosevelt Savings Bank, a New Jersey chartered savings bank (the “Employer” or the “Bank”) for the benefit of David Van Steyn (the “Executive”). The purpose of the Plan is to provide supplemental nonqualified pension benefits to the Executive and incentivize Executive to continue to make substantial contributions to the success of the Employer.

This Plan is intended to be and shall be administered as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Sections 201(2), 301(a)(3), and 401(a)(1). This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, the intent of the parties hereto is that the Plan shall be operated and interpreted consistent with the requirements thereof.

ARTICLE 1
DEFINITIONS

Whenever used in this Plan, the following terms have the meanings specified:

1.1.            “Account Balance” means, as of any date, the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) on behalf of the Executive.

1.2.            “Annuity Contract” means the following annuity contract(s) purchased and solely owned by the Bank: a Flexible Premium Indexed Deferred Annuity Contract issued by _________________ Insurance Company, contract #________ or such other annuity contracts (a) as the Bank may purchase from time to time in accordance with Section 2.3 or otherwise, the income value of which the Bank intends to serve as the measure of the Plan benefit for the Executive and (b) are identified by Policy number in writing by the Bank as an “Annuity Contract” under this Plan.

1.3.            “Beneficiary” means the person or entity designated, or otherwise determined in accordance with Article 4, in writing by the Executive to receive death benefits pursuant to this Plan in the event of the Executive’s death.

1.4.            “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.5.            “Board” means the Board of Directors of the Bank.

1.6.            “Change in Control” means the occurrence, through sale, exchange, merger, redemption or otherwise of a (i) change in ownership as defined in Treasury Regulation §l.409A-3(i)(5)(v), (ii) change in effective control as defined in Treasury Regulation §l.409A-3(i)(5)(vi), or (iii) change in the ownership of a substantial portion of the assets of the Bank as defined in Treasury Regulation §1.409A-3(i)(5)(vii) as currently in effect and as may hereafter from time to time be amended.

1.7.            “Disability” shall mean the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of net less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.

Determination of such disability shall be made by the provider of such accident, long-term disability or health plan covering said Executive or by the Social Security Administration.  Upon the request of Employer, Executive must submit proof to Employer of the provider’s determination or Social Security Administration’s determination of disability.

1.8.            “Rider” means the income rider attached to the Annuity Contract as an endorsement or other product feature that operates as an income rider, with such feature providing for a withdrawal or payment feature for the life of the annuitant.

1.9.            “Normal Retirement Age” means age sixty-five (65).

1.10.            “Plan Administrator” means the Board.

1.11.            “Separation from Service” means separation from service as that term is defined and interpreted in Section 409A of the Code and Treasury Regulation §1.409A-1(h) or in subsequent regulations or other guidance issued by the Internal Revenue Service.

ARTICLE 2
ASSET FINANCING, OWNERSHIP AND RIGHTS

2.1.            Annuity Contract and Other Investments. For purposes of satisfying its obligations to provide benefits under this Plan, the Bank has initially invested in the Annuity Contract and may invest in other investments. However, nothing in this Section 2.1 shall require the Bank to invest in any particular form of investment.

2.2.            Ownership of the Annuity Contract. The Bank is the sole owner of the Annuity Contract, and other such investments, and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the death proceeds of the Annuity Contract. The Bank shall at all times be entitled to the Annuity Contract’s cash surrender value, as that term is defined in the Annuity Contract.

2.3.            Right to Annuity Contract. Notwithstanding any provision hereof to the contrary, the Bank shall have the right to sell or surrender any Annuity Contract without terminating this Plan, provided the Bank replaces the Annuity Contract with a comparable annuity policy, or asset of comparable value, with a comparable lifetime withdrawal feature and comparable benefit value.  Without limitation, the Annuity Contract at all times shall be the exclusive property of the Bank and shall be subject to the claims of the Bank’s creditors.

2.4.            Rabbi Trust. The Bank may establish a “rabbi trust” to which contributions may be made to provide the Bank with a source of funds for purposes of satisfying the obligations of the Bank under the Plan. The trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Neither the Executive nor the Beneficiary shall have any beneficial ownership interest in any assets held in the trust.

ARTICLE 3
RETIREMENT AND OTHER BENEFITS

3.1.            Normal Retirement Benefit. Upon the Executive's Separation from Service after reaching Normal Retirement Age for any reason other than death, the Executive will be entitled to the monthly benefit payment described in this Section 3.1. The amount of the monthly benefit will equal the amount that is paid from the Annuity Contracts designated under this Plan to benefit the Executive through the Rider (the “Normal Retirement Benefit”) based on the Executive's age on the date of his Separation from Service. The Normal Retirement Benefit will commence on the first (1st) day of the second month following the date of the Executive's Separation from Service, payable monthly and continuing for his lifetime. This shall be the Executive's benefit in lieu of any other benefit under this Plan.

3.2.            Early Retirement Benefit. In the event the Executive should incur a Separation from Service prior to Normal Retirement Age for any reason other than death, Disability or Change in Control, the Executive will be entitled to a monthly benefit equal to a vested percentage of the amount that is paid from the Annuity Contracts designated under this Plan to benefit the Executive through the Rider (the “Early Retirement Benefit”). The percentage is the ratio of the Account Balance at Separation from Service to the Account Balance at Normal Retirement Age. The Early Retirement Benefit will be determined by applying this percentage to the amount that is payable from the Annuity Contract through the Rider at the Executive's Normal Retirement Age. The Early Retirement Benefit will commence on the first day of the second month following the Executive's Normal Retirement Age and will continue monthly thereafter for the Executive's lifetime. This shall be the Executive's benefit in lieu of any other benefit under this Plan. For purposes of this Section 3.2, the Executive shall be [60%] as of the Effective Date and the Executive shall earn an additional 10% toward his vesting percentage each calendar year, so that he will become 100% vested on December 31, 2031, provided he remains employed by the Bank as of that date.

3.3.            Change in Control Benefit. If the Executive is actively employed at the time of a Change in Control and incurs a Separation from Service within twenty-four (24) months following the Change in Control, the Executive will be entitled to the Normal Retirement Benefit (as if he had attained his Normal Retirement Age at the time of the Separation from Service) as set forth in Section 3.1. The Employer may establish a “rabbi trust”, if one has not already been established, for the purposes of this Plan, to which assets will be contributed to provide the Employer with a source of funds for purposes of satisfying the obligations of the Employer under the Plan. The amount of the contribution to the “rabbi trust” will be the amount sufficient to satisfy the benefit under this Section 3.3. Benefit payments will commence on the first day of the second month following the later of the Executive’s Normal Retirement Age or Separation from Service and will continue for the Executive's lifetime.

3.4.            Death Benefits.

(a)            Death During Active Service. Upon the death of the Executive while in active service with the Employer, the Employer shall pay to the Executive’s Beneficiary the Executive’s Account Balance, payable to the Beneficiary in a single lump sum no later than sixty (60) days following receipt proof of death.

(b)            Death After Benefits are Due or Have Commenced. Upon death of the Executive after benefit payments are due to be paid or have commenced but before receiving a total of one hundred eighty (180) monthly payments, the Employer shall make payments or continue to make payments to the Executive’s Beneficiary as if the Executive had survived, until a total of one hundred eighty (180) monthly payments have been made. If the Executive dies after having received one hundred eighty (180) payments, this Agreement will terminate and no payments will be made to the Executive’s primary or contingent Beneficiary under the Plan. If the Beneficiary dies while payments are being made to the Beneficiary but before the total of one hundred eighty (180) monthly payments have been made, as described in this Section 3.4(b), the remaining payments, if any, will be paid in a lump sum to the Contingent Beneficiary as named by the Executive.

3.5.            Restriction on Timing of Distributions. Notwithstanding the applicable provisions of this Plan regarding timing of payments, the following special rules shall apply if the stock of the Employer is publicly traded at the time of the Executive’s Separation from Service in order for this Plan to comply with Code Section 409A of the Code: (i) to the extent the Executive is a “specified employee” (as defined under Code Section 409A of the Code) at the time of a distribution and to the extent such applicable provisions of Code Section 409A of the Code and the regulations thereunder require a delay of such distributions by a six-month period after the date of the Executive’s Separation from Service with the Employer, no such distribution shall be made prior to the date that is six months after the date of the Executive’s Separation from Service with the Employer, and (ii) any such delayed payments shall be paid to the Executive in a single lump sum within five (5) business days after the end of the six (6) month delay.

3.6.            Acceleration of Payments. Except as specifically permitted herein, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3G)(4) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with the ethics laws or conflicts of interest laws; (iii) in limited cashouts (but not in excess of the limit under Code Section 402(g)(l)(B)); (iv) to pay employment-related taxes; or (v) to pay any taxes that may become due at any time that the Agreement fails to meet the requirements of Code Section 409A.

ARTICLE 4
BENEFICIARIES

4.1.            Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Plan upon the death of the Executive. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other benefit plan of the Employer in which the Executive participates.

4.2.            Beneficiary Designation; Changes. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive’s death.

4.3.            Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received in writing by the Plan Administrator or its designated agent.

4.4.            No Beneficiary Designation. If the Executive dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be distributed to the personal representative of the Executive’s estate.

4.5.            Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Employer may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Employer may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Employer from all liability for the benefit.

ARTICLE 5
GENERAL LIMITATIONS

5.1.            Limits on Payments. Notwithstanding anything contained in this Plan to the contrary, it is understood and agreed that the Bank shall not be required to make any payment or take any action under this Plan if: (a) such payment or action is prohibited by any governmental agency having jurisdiction over the Bank (hereinafter referred to as “Regulatory Authority”) in light of the fact that the Bank has been declared by Regulatory Authority to be troubled, or operating in an unsafe or unsound matter; or (b) such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

5.2.            Termination for Cause. Notwithstanding anything to the contrary contained herein, in the event of the Executive's termination for Cause, this Plan shall terminate and no benefits shall be payable under the Plan. For this purpose, “Cause” shall be defined in the same manner as it is defined in any employment agreement in effect between the Bank and the Executive. If there is no such employment agreement in effect, then the term shall be defined as (i) conviction of a crime involving moral turpitude; (ii) willful misconduct or gross neglect of duties which, in either case, has resulted, or in all probability is likely to result, in material economic damage to the Bank; provided that within 30 days after receiving notice of such misconduct or neglect, on which the Board is relying to terminate you for cause, you are provided the opportunity defend yourself before the Board; or (iii) a repeated failure by Executive to follow the written directives of the Board or any written Bank policy or guidelines expressly approved by the Board which has resulted, or in all probability is likely to result, in material economic damage to the Bank; provided, however, that if you initially refuse to obey the written directives of the Board, (a) you are furnished a written statement by the Board that it believes in good faith that the acts or non-acts in respect of the direction that is given you is in the best interests of the Bank, and (b) you are provided the opportunity to discuss with the Board reasons for not complying with the Board's directives; provided further that your refusal to follow any written directive of the Board that would cause you to commit any illegal act or engage in any illegal course of conduct shall not be grounds for terminating your employment for Cause.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

6.1.            Claims Procedure. A person or Beneficiary (a “claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

(a)            Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after the notice was received by the claimant. All other claims must be made within one hundred eighty (180) days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

(b)            Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim, (within forty-five (45) days for Disability benefits). If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days, (thirty (30) days for Disability), by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period (or forty-five (45) days, as applicable), that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. If the extension is with respect to Disability benefits, the notice shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be given 45 days to provide the specified information. The time period shall begin at the time a claim is filed, whether or not all information necessary for a determination accompanies the filing. If the time period is extended due to insufficient information needed to decide a Disability claim, the period for making the Disability determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(c)            Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)            A reference to the specific provisions of the Plan on which the denial is based,

(iii)            A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(iv)            An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and

(v)            in the case involving Disability, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and, if based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request.

6.2.            Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

(a)            Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days (180 days for a Disability claim) after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

(b)            Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

(c)            Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)            Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

(e)            Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)            A reference to the specific provisions of the Plan on which the denial is based,

(iii)            A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(iv)            A statement of the claimant’s right to bring a civil action under ERISA Section 502(a), and

(v)            in the case involving Disability benefits, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request; and the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency.

ARTICLE 7
MISCELLANEOUS

7.1.            Amendments and Termination. Subject to Section 7.12 of this Plan, this Agreement may be amended or terminated solely by a written agreement signed by the Bank and by the Executive.

7.2.            No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give any Executive the right to remain an employee of the Employer, nor does it interfere with the Employer’s right to discharge the Executive. It also does not require any Executive to remain an employee nor interfere with any Executive’s right to terminate employment at any time.

7.3.            Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

7.4.            Tax Withholding. The Employer shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

7.5.            Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction and performance of this Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws of such state.

7.6.            Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Employer for the payment of benefits under this Plan. The benefits represent the mere promise by the Employer to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance, annuity contract or other asset purchased by Employer to fund its obligations under this Plan shall be a general asset of the Employer to which the Executive and Beneficiary have no preferred or secured claim.

7.7.            Benefit Provision. Notwithstanding the provisions of this Plan in the payment of the benefits under Article 3, any benefits payable under this Plan are contingent solely upon the amount that is provided by the Annuity Contract(s) as identified in this Plan or other provision as provided for in Article 2.

7.8.            Severability. If any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Plan is held invalid in part, such invalidity shall not affect the remainder of the provision, and the remainder of such provision together with all other provisions of this Plan shall continue in full force and effect to the full extent consistent with law.

7.9.            Headings. The headings of articles herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Plan.

7.10.            Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to the Board, at the Bank’s main office.

7.11.            Payment of Legal Fees. In the event litigation ensues between the parties concerning the enforcement of the obligations of the parties under this Plan, the Employer shall pay all costs and expenses in connection with such litigation until such time as a final determination (excluding any appeals) is made with respect to the litigation. If the Employer prevails on the substantive merits of each material claim in dispute in such litigation, the Employer shall be entitled to receive from the Executive all reasonable costs and expenses, including without limitation attorneys’ fees, incurred by the Employer on behalf of the Executive in connection with such litigation, and the Executive shall pay such costs and expenses to the Employer promptly upon demand by the Employer.

7.12.            Termination or Modification of Plan Because of Changes in Law, Rules or Regulations. The Employer is entering into this Plan on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Plan, then the Employer reserves the right to terminate or modify this Plan accordingly.

ARTICLE 8
ADMINISTRATION OF AGREEMENT

8.1.            Plan Administrator Duties. This Plan shall be administered by a Plan Administrator consisting of the Board or such committee or person(s) as the Board shall appoint. The Plan Administrator shall have the sole and absolute discretion and authority to interpret and enforce all appropriate rules and regulations for the administration of this Plan and the rights of the Executive under this Plan, to decide or resolve any and all questions or disputes arising under this Plan, including benefits payable under this Plan and all other interpretations of this Plan, as may arise in connection with the Plan. No benefit shall be payable hereunder to any person unless the Plan Administrator, in its sole discretion, determines such benefit is due.

8.2.            Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Employer.

8.3.            Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

8.4.            Indemnity of Plan Administrator. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless such action or omission is attributable to the willful misconduct of the Plan Administrator or any of its members. The Employer shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5.            Employer Information. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation of Service of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

This Supplemental Executive Retirement Plan Agreement is hereby adopted as of the date written above.

EXECUTIVE:	UNITED ROOSEVELT SAVINGS BANK

By:

Title:

UNITED ROOSEVELT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

BENEFICIARY DESIGNATION FORM

I, _________________________, designate the following as Beneficiary under the Agreement:

PRIMARY:
%
Name	Relationship
%
Name	Relationship

CONTINGENT:
%
Name	Relationship
%
Name	Relationship

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
•	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
•	To name your estate as beneficiary, please write “Estate of your name”,
•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:

Signature:	Date:

SPOUSAL CONSENT (Required if Spouse is not named beneficiary):

I consent to the beneficiary designation above and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will automatically be revoked.

Spouse Name:

Signature:	Date:

Received by the Plan Administrator this _____ day of _________________, 20___

By:

Title: